Exhibit 99.1

LINN ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
When referring to Linn Energy, Inc. (formerly known as Linn Energy, LLC) (“Successor” or “LINN Energy”), the intent is to refer to LINN Energy, a Delaware corporation formed in February 2017, and its consolidated subsidiaries as a whole or on an individual basis, depending on the context in which the statements are made. Linn Energy, Inc. is a successor issuer of Linn Energy, LLC pursuant to Rule 15d‑5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). When referring to the “Predecessor” in reference to the period prior to the emergence from bankruptcy, the intent is to refer to Linn Energy, LLC, the predecessor that will be dissolved following the effective date of the plan of reorganization and resolution of all outstanding claims, and its consolidated subsidiaries as a whole or on an individual basis, depending on the context in which the statements are made.
The pro forma financial information gives effect to the following:
Roan Contribution: On August 31, 2017, LINN Energy, through certain of its subsidiaries, completed the transaction in which LINN Energy and Citizen Energy II, LLC (“Citizen”) each contributed certain upstream assets located in Oklahoma to a newly formed company, Roan Resources LLC (“Roan” and the contribution, the “Roan Contribution”), focused on the accelerated development of the Merge/SCOOP/STACK play. In exchange for their respective contributions, LINN Energy and Citizen each received a 50% equity interest in Roan.
The pro forma condensed consolidated statement of operations reflects pro forma adjustments for the disposition of LINN Energy’s contributed net assets, but does not reflect pro forma adjustments for the acquisition of LINN Energy’s equity interest in the net assets of Roan, as this amount is not significant for purposes of Regulation S-X Article 11.
Jonah Assets Sale: On May 31, 2017, LINN Energy completed the sale of its interest in properties located in western Wyoming to Jonah Energy LLC (the “Jonah Assets Sale”). LINN Energy used the net cash proceeds received of approximately $559 million to repay in full its approximate $294 million term loan as well as repay a portion of the borrowings outstanding under its revolving loan.
Reorganization and Fresh Start Accounting: On May 11, 2016, Linn Energy, LLC and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas. The Debtors’ Chapter 11 cases were administered jointly under the caption In re Linn Energy, LLC, et al., Case No. 16-60040. LINN Energy emerged from bankruptcy effective February 28, 2017 (the “Effective Date”). Upon emergence from bankruptcy on February 28, 2017, LINN Energy adopted fresh start accounting which resulted in it becoming a new entity for financial reporting purposes.
The unaudited pro forma condensed consolidated statement of operations gives effect to (i) the Roan Contribution, (ii) the Jonah Assets Sale, and (iii) LINN Energy’s plan of reorganization and fresh start accounting, as if each had been completed as of January 1, 2017.
The pro forma condensed consolidated financial statements are for informational and illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the transactions or the Effective Date had occurred on the date indicated, nor are such financial statements necessarily indicative of the results of operations in future periods. The pro forma condensed consolidated financial statements do not include realization of cost savings expected to result from the transactions or the plan of reorganization. The assumptions and estimates underlying the adjustments to the pro forma condensed consolidated financial statements are described in the accompanying notes. The unaudited pro forma condensed consolidated financial information should also be read in conjunction with LINN Energy’s historical financial statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2017.

LINN ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2017
(in thousands, except per share and per unit amounts)

	Predecessor	Successor
	Two Months Ended February 28, 2017	Ten Months Ended December 31, 2017	Pro Forma Adjustments
	LINN Energy Historical	LINN Energy Historical	Reorganization and Fresh Start Accounting		Jonah Assets Sale		Roan Contribution		LINN Energy Pro Forma
Revenues and other:
Oil, natural gas and natural gas liquids sales	$188,885	$709,363	$—		$(67,875)	(f)	$(57,155)	(f)	$773,218
Gains on oil and natural gas derivatives	92,691	13,533	—		—		—		106,224
Marketing revenues	6,636	82,943	—		—		—		89,579
Other revenues	9,915	20,839	—		(4)	(f)	(2)	(f)	30,748
	298,127	826,678	—		(67,879)		(57,157)		999,769

Expenses:
Lease operating expenses	49,665	208,446	—		(7,992)	(f)	(10,155)	(f)	239,964
Transportation expenses	25,972	113,128	—		(9,386)	(f)	(7,682)	(f)	122,032
Marketing expenses	4,820	69,008	—		—		—		73,828
General and administrative expenses	71,745	117,548	(41,998)	(a)	—		—		147,295
Exploration costs	93	3,137	—		—		—		3,230
Depreciation, depletion and amortization	47,155	133,711	(11,989)	(b)	(16,198)	(g)	(8,100)	(g)	144,579
Taxes, other than income taxes	14,877	47,553	—		(6,853)	(f)	(2,143)	(f)	53,434
(Gains) losses on sale of assets and other, net	829	(623,072)	—		276,913	(h)	—		(345,330)
	215,156	69,459	(53,987)		236,484		(28,080)		439,032
Other income and (expenses):
Interest expense, net of amounts capitalized	(16,725)	(12,361)	8,261	(c)	13,725	(i)	—		(7,100)
Earnings from equity method investments	157	11,840	—		—		—		11,997
Other, net	(149)	(6,233)	—		—		—		(6,382)
	(16,717)	(6,754)	8,261		13,725		—		(1,485)
Reorganization items, net	2,331,189	(8,851)	(2,322,338)	(d)	—		—		—
Income before income taxes	2,397,443	741,614	(2,260,090)		(290,638)		(29,077)		559,252
Income tax expense (benefit)	(166)	388,942	43,403	(e)	(107,370)	(e)	(7,929)	(e)	316,880
Income from continuing operations	2,397,609	352,672	(2,303,493)		(183,268)		(21,148)		242,372
Income from continuing operations attributable to noncontrolling interests	—	2,807	—		—		—		2,807
Income from continuing operations attributable to common stockholders	$2,397,609	$349,865	$(2,303,493)		$(183,268)		$(21,148)		$239,565

Income from continuing operations per share/unit – Basic	$6.80	$3.99							$2.73
Income from continuing operations per share/unit – Diluted	$6.80	$3.92							$2.68
Weighted average shares/units outstanding – Basic	352,792	87,646							87,646	(j)
Weighted average shares/units outstanding – Diluted	352,792	88,719							88,719	(j)
The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

LINN ENERGY, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation
The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2017, is derived from:

•	the historical consolidated statements of operations of LINN Energy;

•	adjustments to reflect the Roan Contribution;

•	adjustments to reflect the Jonah Assets Sale; and

•	adjustments to reflect LINN Energy’s plan of reorganization and fresh start accounting.
The unaudited pro forma condensed consolidated statement of operations gives effect to (i) the Roan Contribution, (ii) the Jonah Assets Sale, and (iii) LINN Energy’s plan of reorganization and fresh start accounting, as if each had been completed as of January 1, 2017. The transactions and events as well as the related adjustments are described below. In the opinion of LINN Energy management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed consolidated financial statements.
The historical consolidated financial statements have been adjusted in the pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the transactions and events, (2) factually supportable and (3)  expected to have a continuing impact on the results following the transactions and events.
Note 2 – Description of Transactions
The pro forma financial information gives effect to the following:
Roan Contribution: On August 31, 2017, LINN Energy completed the Roan Contribution. In exchange for its contribution, LINN Energy received a 50% equity interest in Roan.
The pro forma condensed consolidated statement of operations reflects pro forma adjustments for the disposition of LINN Energy’s contributed net assets, but does not reflect pro forma adjustments for the acquisition of LINN Energy’s equity interest in the net assets of Roan, as this amount is not significant for purposes of Regulation S-X Article 11.
Jonah Assets Sale: On May 31, 2017, LINN Energy completed the Jonah Assets Sale.
Reorganization and Fresh Start Accounting: Upon emergence from bankruptcy on February 28, 2017, LINN Energy adopted fresh start accounting which resulted in it becoming a new entity for financial reporting purposes.
The results of operations of the properties contributed in the Roan Contribution and sold in the Jonah Assets Sale were included in the historical financial statements of LINN Energy until the date of contribution or sale.
As a result of the application of fresh start accounting and the effects of the implementation of the plan of reorganization, the condensed consolidated financial statements on or after February 28, 2017, are not comparable with the condensed consolidated financial statements prior to that date.
Note 3 – Pro Forma Adjustments

(a)
Reflects the elimination of Effective Date share-based compensation expenses of approximately $50 million, which represent nonrecurring amounts directly attributable to the plan of reorganization and are not expected to have a continuing impact, partially offset by the recognition of approximately $8 million in additional recurring share-based compensation expenses.

LINN ENERGY, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS – Continued

(b)	Reflects a reduction of depreciation, depletion and amortization expense based on new asset values and useful lives as a result of adopting fresh start accounting as of the Effective Date.

(c)
Reflects a reduction of interest expense as a result of the plan of reorganization. As of the Effective Date, borrowings under the Successor’s credit facility included a term loan of $300 million and a revolving loan of $600 million, which incurred interest at rates of 8.33% and 4.33% per annum, respectively. The pro forma adjustment to interest expense was calculated as follows:

Year Ended December 31, 2017
(in thousands)

Reversal of Predecessor’s credit facility and term loan interest expense	$15,265
Reversal of amortization of debt costs on Predecessor’s credit facility	1,338
Reversal of Predecessor’s capitalized interest and other	122
Pro forma term loan interest expense on drawn amounts	(4,134)
Pro forma revolving loan interest expense on drawn amounts	(4,330)
Pro forma adjustments to decrease interest expense	$8,261

(d)	Reflects the elimination of nonrecurring reorganization items that were directly attributable to the Chapter 11 bankruptcy, which consist of the following:

	Predecessor	Successor
	Two Months Ended February 28, 2017	Ten Months Ended December 31, 2017
(in thousands)
Gain on settlement of liabilities subject to compromise	$3,724,750	$—
Recognition of an additional claim for the Predecessor’s second lien notes settlement	(1,000,000)	—
Fresh start valuation adjustments	(591,525)	—
Income tax benefit related to implementation of the plan of reorganization	264,889	—
Legal and other professional advisory fees	(46,961)	(8,902)
Terminated contracts	(6,915)	—
Other	(13,049)	51
Reorganization items, net	$2,331,189	$(8,851)

(e)
The Successor was formed as a C corporation. For federal and state income tax purposes (with the exception of the state of Texas), the Predecessor was a limited liability company treated as a partnership, in which income tax liabilities and/or benefits were passed through to the Predecessor’s unitholders. Limited liability companies are subject to Texas margin tax. In addition, certain of the Predecessor’s subsidiaries were C corporations subject to federal and state income taxes. As such, with the exception of the state of Texas and certain subsidiaries, the Predecessor did not directly pay federal and state income taxes and recognition was not given to federal and state income taxes for the operations of the Predecessor.

The pro forma adjustments to income tax expense (benefit) reflect the results of the Successor as a C corporation based on an estimated tax rate of 37.6%. As a result of the decrease in the federal statutory tax rate, a tax rate of approximately 24.2% is expected to be applied in future periods.

LINN ENERGY, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS – Continued

(f)	Reflects the elimination of the revenues and direct operating expenses associated with the Jonah Assets Sale and Roan Contribution.

(g)	Reflects a reduction of depreciation, depletion and amortization expense as a result of the Jonah Assets Sale and Roan Contribution.

(h)
Reflects the net gain of approximately $277 million, net of costs to sell of approximately $6 million, associated with the Jonah Assets Sale included in the historical statement of operations for the ten months ended December 31, 2017. The net gain is excluded from the pro forma statement of operations as it reflects a nonrecurring charge not expected to have a continuing impact.

(i)	Reflects a reduction of interest expense as a result of the repayment of debt of approximately $559 million from the net cash proceeds received from the Jonah Assets Sale.

(j)
In accordance with the plan of reorganization, on the Effective Date, all units of the Predecessor that were issued and outstanding immediately prior to the Effective Date were extinguished without recovery, and approximately 89.2 million shares of Class A common stock were issued. In addition, approximately 0.6 million restricted stock units were issued and vested on the Effective Date. These transactions were assumed to have occurred as of January 1, 2017.